EXHIBIT (23.2)

                    Consent of Durland & Company, CPAs, P.A., independent certified public accountants



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                                  EXHIBIT 23.2



Puradyn Filter Technologies, Incorporated
3020 High Ridge Road, Suite 100
Boynton Beach, FL 33426


                          INDEPENDENT AUDITORS' CONSENT


Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement of Puradyn Filter Technologies, Incorporated on Form S-8 of our report, dated March 5, 1999, on the financial statements of the company, as of December 31, 1998 and for the year ended, included in the Company's 1998 Annual Report on Form 10-KSB.




                                   /s/ DURLAND & COMPANY, CPAs, P.A.
                                   -------------------------------------
                                   Durland & Company, CPAs, P.A.


Palm Beach, Florida
November 15, 1999

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